OPERATING AGREEMENT

This Operating Agreement ("Agreement") is entered into on March 26, 2009, by and among the following parties:

Party A: Dalian Fusheng Consulting Co., Ltd.
Address: No.1 Bintaoyuan, Binhaixilu, Xigang District, Dalian, P.R. China
Legal Representative: LAI Wai Chi

Party B: Dalian Xingyuan Marine Bunker Co., Ltd.
Address:Lijiacun, Dalianwan, Ganjingzi District, Dalian, P.R. China
Legal Representative: An Fengbin

Party C: Dalian Dongfangzheng Development Co., Ltd.
Address: Santangcun, Lingang Industry Zone, Changxingdao, Dalian, P.R. China
Legal Representative: An Fengbin

Party D: Wang Yu
ID No.: 210202196302190736
Nationality: P.R. China

Party E: Wang Jing
ID No.: 210211196801020420
Nationality: P.R. China

Party F: Wang Xin
ID No.: 210624651113001
Nationality: P.R. China

WHEREAS, Party A is a wholly foreign-owned enterprise registered in The People's Republic of China (the "PRC") under the laws of PRC and owns resources to provide business consulting services;

WHEREAS, Party B is a domestic company with exclusively domestic capital registered in the PRC and is mainly engaged in the business of producing and selling marine bunker ("Business");

WHEREAS, Party C presently owns 85% of the equity interests of Party B, Party D presently owns 9% of the equity interests of Party B, Party E presently owns 3% of the equity interests of Party B, and Party F presently owns 3% of the equity interests of Party B;

WHEREAS, pursuant to the Exclusive Consulting Agreement between Party A and Party B, Party B shall pay Party A certain fees as set forth in the Exclusive Consulting Agreement, and Party B's daily operations will have a material effect on its ability to pay the fees payable to Party A;

NOW THEREFORE, Party A, Party B, Party C, Party D, Party E, and Party F through negotiations hereby agree as follows:

1. During the term of this Agreement, in order to ensure the normal operation of Party B and its Business, Party A agrees that subject to Party B's satisfaction of the provisions of this Agreement described below, Party A shall guarantee the performance of contracts, agreements and transactions executed by Party B related to its Business ("Party B's Obligations"); and in return, Party B agrees to pay to Party A the fee ("Fee") equal to 50% of Party B's Total Net Profits.

2. The Fee shall be paid quarterly by Party B to Party A within 30 days following the end of each quarter based on the Total Net Profit for such quarter as reviewed or audited by the Party A's registered certifying accountant.

3. In consideration of the requirements of Article 1 herein and to ensure the performance of the Exclusive Consulting Agreement and this Agreement between Party A and Party B, and to ensure the payment of all amounts owed by Party B to Party A, Party B together with its shareholders Party C, Party D, Party E, and Party F hereby jointly and severally agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or the Business unless it obtains a prior written consent from Party A, including without limitation the following actions:

3.1 To borrow money from any third party or assume any debt;

3.2 To sell to any third party or acquire from any third party any assets or rights, including without limitations, any plant, equipment, real property or personal property, or any intellectual property rights;

3.3 To provide any guaranty for any third party obligations;

3.4 To assign to any third party any agreements related to the Business;

3.5 To engage in any other business consulting agreements with any third party or to engage in any other business activities other than the Business; and

3.6 To pledge any of its assets or intellectual property rights to any third party as a security interest.

4. To ensure the performance of the Consulting Agreement and this Agreement between Party A and Party B, and to ensure the payment of all amounts owed by Party B to Party A, Party B together with its shareholders Party C, Party D, Party E, and Party F hereby jointly and severally agree to accept the operation guidance set by Party A on, including but not limited to, business and marketing strategies, business planning, business operation guidance, the appointment and dismissal of its directors and officers (as described in Article 5 below), the hiring and firing employees, its daily operation of the Business, and its financial and budgeting system.

5. Party B together with its shareholders Party C, Party D, Party E, and Party F hereby jointly and severally agree that Party B, Party C, Party D, Party E, and Party F shall appoint personnel recommended by Party A as the directors of Party B, and Party B shall appoint those candidates recommended by Party A as Party B's General Manager, Chief Financial Officer, and other high level managerial positions.

6. Amendment and supplement to this Agreement shall be made by the Parties through a written agreement. Such amendment and supplement, once duly executed by the Parties, become component parts of this Agreement and shall be

as effective as this Agreement.

7. The execution, validity, performance and interpretation of this Agreement, as well as resolution of disputes arising hereunder, shall all be governed by and construed in accordance with the PRC laws.

8. The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly negotiation. In case no settlement can be reached through negotiation, except as provided in Article 1, either party may submit such dispute to China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration in accordance with the current rules of CIETAC. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitration award shall be final and binding upon the parties.

9. NOTICES

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

Party A: Dalian Fusheng Consulting Co., Ltd.
Address: No.1 Bintaoyuan, Binhaixilu, Xigang District, Dalian, P.R. China
Fax: 0411-82403383
Tel: 0411-82401763
Attn: Wen Tong

Party B: Dalian Xingyuan Marine Bunker Co., Ltd.
Address: Lijiacun, Dalianwan, Ganjingzi District, Dalian, P.R. China
Fax: 0411-83688608
Tel: 0411-83604683
Attn: Miao Ying

Party C: Dalian Dongfangzheng Development Co., Ltd.
Address: Santangcun, Lingang Industry Zone, Changxingdao, Dalian, P.R. China
Fax: 0411-85282515
Tel: 0411-85282515
Attn: Zeng Xianlian

Party D: Wang Yu
Address: 63-8-4-1 XiangYang Street,ZhongShan District,DaLian City,LiaoNing Province,P.R. China
Fax: 0411-83688608
Tel: 13804284312

Attn: Wang Yu

Party E: Wang Jing

Address: No.1 Bintaoyuan, Binhaixilu, Xigang District, Dalian, P.R. China

Fax: 0411-82403383

Tel: 13332255531

Attn: Wang Jing

Party F: Wang Xin

Address: No.1Group DongGuan,KuanDianZhen,KuanDianManZuZiZhiXian,LiaoNing Province,P.R. China

Fax: 0411-83688608

Tel: 13704156363

Attn: Wang Xin

10. This Agreement shall be executed by a duly authorized representative of each party and shall become effective as of the date first written above. The term of this Agreement is ten (10) years, unless early termination occurs in accordance with the relevant provisions herein.

This Agreement shall be automatically renewed for additional ten (10) year periods upon the expiration of the initial term hereof or any renewal term, unless this Agreement has been previously terminated as provided herein.

11. During the term of this Agreement or any renewal term, Party B, Party C, Party D, Party E, and Party F shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty days prior written notice to Party B, Party C, Party D, Party E, and Party F.

12. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provision of this Agreement invalid or unenforceable in any other jurisdiction

13. This Agreement shall have two counterparts, and Party A, Party B, Party C, Party D, Party E, and Party F shall each have one counterpart.

In witness hereof, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

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IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

PARTY A: Dalian Fusheng Consulting Co., Ltd.

Legal Representative: LAI Wai Chi

Signature/Seal: /s/ LAI Wai Chi

PARTY B: Dalian Xingyuan Marine Bunker Co., Ltd.

Legal Representative: An Fengbin

Signature/Seal: /s/ An Fengbin

PARTY C: Dalian Dongfangzheng Development Co., Ltd.

Legal Representative: An Fengbin

Signature/Seal: /s/ An Fengbin

PARTY D: Wang Yu

Signature: /s/ Wang Yu

PARTY E: Wang Jing

Signature: /s/ Wang Jing

PARTY F: Wang Xin

Signature: /s/ Wang Xin